Exhibit 10.2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated May 18, 2015 (the “Effective Date”), is entered into by and between PURE CYCLE CORPORATION, a Colorado corporation (“Pure Cycle”), and PCY HOLDINGS, LLC, a Colorado limited liability corporation (“PCY,” and together with Pure Cycle, jointly and severally, “Seller”), and ARKANSAS RIVER FARMS, LLC, a Colorado limited liability company (“Buyer”).

RECITALS

A.
Buyer and Seller entered into that certain Purchase and Sale Agreement dated March 11, 2015, as amended by the First Amendment to Purchase and Sale Agreement dated March 31, 2015 (as amended, the “Agreement”) for the purchase and sale of real property and improvements located in the counties of Bent, Otero, and Prowers, State of Colorado, as more particularly described in the Agreement.

B.	Buyer and Seller desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree to amend the Agreement as follows:

AGREEMENT

1.	Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Mineral Land. The land described in Exhibit 1 to this Amendment shall be referred to as the “Mineral Land.”

3.
Purchase and Sale of Minerals.  The “Minerals” as defined in Section 1(c) of the Agreement shall include 25% of all of Seller’s right, title and interest in all mineral rights associated with and/or appurtenant to the Mineral Land, including, but not limited to, all right, title, interest, claim and demand in and to all oil, gas, natural gas and hydrocarbons appurtenant to the Mineral Land, together with any and all surface use, access easements, and all other rights in connection therewith.

4.
Certificated Water Rights and Water Companies.  The “Certificated Water Rights” as defined in Section 1 of the Agreement shall include any rights in laterals historically required to utilize the FLCC Shares, including any certificates in any lateral ditch companies associated with the utilization of such FLCC Shares.  The “Water Companies” as defined in Section 1 of the Agreement shall include any such lateral ditch companies.

5.	Purchase Price.

(a)
The Purchase Price set forth in Section 2(a) is hereby increased by $37,722.81 to $52,995,937.81 (subject to adjustment in accordance with the terms of the Agreement) to account for the sale of the Minerals associated with the Mineral Land.

(b)
The Purchase Price Formula in Section 2(b) is hereby amended by adding a new category after “Additional Owned Acres – price per additional acres” and prior to the “Gross Purchase Price” line item as follows:

Mineral Land Valuation	1,207.13
Mineral Land Acres	$125.00
Price per Mineral Land Acre	$37,722.81

Further, the Gross Purchase Price in Section 2(b) is hereby amended to be $52,995,937.81 (subject to adjustment in accordance with the terms of the Agreement).

(c)	Section 2 of the Agreement is hereby amended by adding a new Section 2(e) as follows:

The intent of the parties in providing for a Purchase Price calculation based on acres and shares is to allow for adjustments to the Purchase Price to the extent that the Title Commitments, due diligence review and Surveys identify variances in the actual acres or shares owned by the Seller from those believed to be owned by Seller and to allow for the Buyer to reject Dry-Up Shares in accordance with Section 2(c).  However, under no circumstance did the parties intend, nor may the Buyer elect to purchase or the Seller elect to sell, only selected portions of the Property (other than with respect to the Dry-Up Shares).  Unless otherwise agreed by the parties, any determination or election to terminate the Agreement or to proceed to Closing, shall be an election to terminate the Agreement in its entirety or proceed with Closing on all of the Property.

6.
Reservations and Exceptions.  Buyer’s purchase of 25% of Seller’s title to and interest in the Minerals associated with the Mineral Land shall be subject to all reservations and encumbrances applicable to Minerals as set forth in the real property records in the county in which the Mineral Land is located.

7.	Deposit.

(a)
The Agreement is hereby amended so that the Escrow Agent shall pay $25,000.00 of the Deposit to Seller on May 18, 2015, which portion of the Deposit shall be non-refundable to Buyer, except in the event of a termination of the Agreement pursuant to Sections 4(c) (Shareholder Approval), 9(b) (Seller default), 11 (condemnation), 15(b) (a Superior Proposal) or 16(b) (material damage) of the Agreement or pursuant to Section 10(d) of this Amendment, in which case the entire Deposit, including the $25,000 which has been released to Seller, shall be returned to Buyer.  The remaining $975,000.00 of the Deposit shall be refundable to Buyer until completion of the Due Diligence Period as provided in Section 5 of the Agreement, as amended below, or as otherwise provided in the Agreement.  For the avoidance of doubt, any return or refund of the Deposit occurring after May 18, 2015, will consist only of the remaining $975,000 of the Deposit, except for a termination pursuant to Sections 4(c), 9(b), 11, 15(b) or 16(b) of the Agreement or pursuant to Section 10(d) of this Amendment.

(b)
Prior to expiration of the Due Diligence Period, Buyer and Seller shall submit joint Escrow Instructions to the Escrow Agent authorizing Escrow Agent to release the remaining deposit to Seller promptly following any termination by Buyer during the Additional Due Diligence Period pursuant to Section 5(a), any termination by Seller pursuant to Section 9(a) (provided that Buyer does not dispute such termination) or any failure of Buyer to close, other than Buyer’s failure to close due to a termination pursuant to Sections 4(c), 9(b), 11, 15(b) or 16(b) of the Agreement or pursuant to Section 10(d) of this Amendment.

8.
Shareholder Meeting.  Section 4(b) of the Agreement is hereby amended by replacing “75 days” with “114 days.”  Furthermore, Buyer hereby consents to the postponements or adjournments by Seller of the Shareholder Meeting currently scheduled for May 20, 2015, for a period or periods of up to a total of forty-four (44) days.

9.	Due Diligence Period. Section 5(a) of the Agreement is hereby amended by deleting and replacing “sixty (60) days” with “ninety-one (91) days.”

10.	Seller Obligations Regarding Certificated Water Rights.

(a)
On or before May 20, 2015, Seller shall deliver to the Water Companies documentation in its possession demonstrating its ownership of the share certificates for the Certificated Water Rights and any liens thereon, and Seller shall request that each Water Company issue corrected certificates with respect to the Certificated Water Rights at the Water Company’s next monthly meeting or by June 12, 2015, whichever is earlier, which corrected certificates shall reflect (i) the name of the Seller as equity owner of such certificates and (ii) the current accurate liens and encumbrances on such certificates; provided, however, that Seller shall not be required to request certificates to be reissued that are in Seller’s name but that reflect Seller’s prior state of incorporation or certificates that are held by the current lien holder and reflect at least one of the Sellers as the equity owner.  With respect to any such certificates that are held by the current lien holder and which Seller would otherwise be required to request be corrected, on or before June 1, 2015, Seller shall submit documentation regarding correct ownership and applicable Releases (as defined in Section 10(c) below) to the applicable Water Company and request that such Water Company provide written confirmation to Seller on or before June 12, 2015, in a form approved by the board of such Water Company and reasonably acceptable to Buyer, that such Water Company has approved Seller’s proposed plan to release such shares and, subject to such Releases, will issue correct certificates therefor.  Seller shall use all reasonable efforts to persuade and assist the Water Companies to meet these deadlines, but Seller shall not be in default if any Water Company fails to comply with Seller’s requests.

(b)
On or before May 20, 2015, Seller shall deliver to Buyer a list reflecting (i) the true and accurate ownership of all of the Certificated Water Rights and (ii) the true and accurate liens and encumbrances affecting all of the Certificated Water Rights, which list Seller represents and warrants (i) with respect to Seller’s ownership shall be true, correct and complete upon delivery to Buyer, and (ii) with respect to liens and encumbrances affecting the Certificated Water Rights shall be true, correct and complete to Seller’s knowledge upon delivery to Buyer.

(c)
On or before June 1, 2015, Seller shall deliver to Buyer forms of releases for all liens and encumbrances affecting the Certificated Water Rights that will be required to deliver the Certificated Water Rights to Buyer at Closing free and clear of all liens and encumbrances, including forms of statements of authority or other appropriate forms of authority documentation for any parties executing releases for liens and encumbrances who are not natural persons (collectively, the “Releases”).

(d)
If Seller is unable to deliver certificates for the Certificated Water Rights at Closing reflecting (i) the name of the Seller as equity owner of such certificates and (ii) the current accurate liens and encumbrances on such certificates, it shall not be a default by Seller, but Buyer may elect not to close and receive a return of the Deposit.

11.	Closing Date; Deliveries.

(a)	Section 6(b) of the Agreement is hereby amended by adding the following sentence at the end of that Section:

It shall be a condition to Seller’s obligation to sell and Buyer’s obligation to purchase 25% of all of Seller’s right, title and interest in all mineral rights associated with and/or appurtenant to the Mineral Land that, simultaneously with or prior to the Closing, Buyer shall purchase and ITI Properties, LLC, a Wyoming limited liability company (“ITI”), shall sell the Mineral Land to Buyer pursuant to that certain Purchase and Sale Agreement between the Buyer and ITI.

(b)	Section 6(c)(i) of the Agreement is hereby amended by adding the following sentence at the end of that Section:

In addition, Seller shall deliver to Buyer at Closing originals of all Releases, in a form reasonably acceptable to Buyer and Seller, fully executed by the applicable lienholders or encumbrance holders (notarized where applicable).

12.	Default; Remedies; Liability. Section 9(b) is hereby amended by replacing the words “Title Company” with “Seller”.

13.
Counterparts; Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument.  Executed copies hereof may be delivered by facsimile or email of a PDF document, and, upon receipt, shall be deemed originals and binding upon the parties hereto.   Signature pages may be detached and reattached to physically form one document.

14.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

15.	Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

16.
Effectiveness.   Buyer and Seller agree that the notice of termination of the Agreement dated May 18, 2015 delivered on behalf of Buyer to Seller is hereby revoked, and shall be of no force and effect.  Except as modified by this Amendment, the parties acknowledge and agree that the Agreement is in full force and effect in accordance with its terms.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, Buyer and Seller hereby execute this Amendment as of the Effective Date.

BUYER:

ARKANSAS RIVER FARMS, LLC

By: /s/ Aaron M Patsch
Name: Aaron M Patsch
Title: Authorized Representative

SELLER:

PURE CYCLE CORPORATION,
a Colorado Corporation

By: /s/ Mark W. Harding
        Mark W. Harding, President

PCY HOLDINGS, LLC,
a Colorado limited liability company

By: Pure Cycle Corporation, its sole member

By: /s/ Mark W. Harding
        Mark W. Harding, President

Exhibit 1
Legal Description of the Mineral Land

(See attached)

Farm #10 Legal Description

Township 22 South, Range 51 West of the Sixth Principal Meridian, County of Bent, State of Colorado

Section 22: S½NE¼ and N½SE¼, EXCEPT a tract of land described in plat recorded February 23, 1994 in Book 438, Page 280 of the Bent County Clerk and Recorder records.

Farm 28: Legal Description

Township 22 South, Range 51 West of the 6th P.M.

Sec 27:  NW¼, EXCEPT 6.23 acres, more or less, as conveyed by State Patent No. 8095 issued to Ronald R. Hoffman dated May 10, 1995, more particularly described as follows:

Beginning at the Northwest corner of said Sec 27; thence South 01°50’07” East along the West boundary of said Sec 27, a distance of 724.75 feet to a point to the true point of beginning; thence North 89°04’41” East a distance of 433.12 feet to a point; thence South 01°50’07” East a distance of 626.73 feet to a point; thence South 89°04’41” West a distance of 433.12 feet to a point on the West line of said Sec 27; thence North 01°50’07” West along the West line of said Sec 27 a distance of 626.73 feet to the true point of beginning.

Basis of bearing is the West line of said Section 27, Township 22 South, Range 51 West of the 6th P.M, as bearing South 01°50’07” East, with all other bearings relative thereto,

County of Bent, State of Colorado.

Farm #43 Legal Description

The N½NE¼ of Section 22 and the W½ of Section 23, Township 22 South, Range 51 West of the 6th P.M., Bent County, Colorado, EXCEPT the following described tract:

Beginning at the Northwest corner of the NE¼ of said Section 22 as monumented by aluminum cap, PLS 12103; thence along the North line of said Section 22 bearing N.89°45’34”E. (GPS bearings), 19.80 feet to the TRUE POINT OF BEGINNING; thence continuing N.89°45’34”E., 244.33 feet; thence S.1°58’54”E., 64.25 feet; thence S.89°45’34”W., 99.94 feet; thence S.2°04’54”E., 321.00 feet; thence S.89°45’34”W., 156.59 feet; thence N.0°15’01”E., 385.04 feet to the point of beginning.  All corners or offsets are monumented by 5/8” rebars and aluminum caps marked PS, INC. PLS 12103.

SUBJECT to the North 30.00 feet of said tract for County Road LL purposes and an easement for ditch and pipeline over the South 10 feet of the North 40 feet of said tract AND the West 10 feet of the East 99.94 feet of the South 34.5 feet of the North 64.25 feet of said tract, according to the plat map recorded at Reception No. 20020718 of the Bent County Clerk and Recorder records, County of Bent, State of Colorado

Farm #48 Legal Description

Parcel No. 1:

A tract of land lying in Bent County, Colorado in the SW¼ and in the NE¼ of Section 25, Township 22 South, Range 49 West of the 6th P.M. and more particularly described as follows:
The SW¼ of said Sec 25, SUBJECT TO the South 30.00 feet for County Road “JJ” purposes

AND

Beginning at the Southwest corner of the NE¼ of said Sec 25 as monumented by aluminum cap properly marked PLS 12103; thence along the West line of said NE¼ bearing N.0°21’20”W. (GPS bearings), 2651.93 feet to the South right-of-way line of U.S. Highway No. 50 (ROW); thence S.87°46’56”E. along said ROW, 2232.73 feet; thence S.3°40’44”E., 233.81 feet; thence S.81°14’11”E., 405.20 feet to the East line of said NE¼; thence S.0°09’48”E. along said East line, 2011.85 feet; thence N.87°06’49”W., 900.92 feet; thence S.0°26’16”E., 337.67 feet to the South line of said NE¼; thence N.88°52’37”W., 1738.92 feet to the Point of Beginning.  SUBJECT TO the East 30.00 feet of said NE¼ for County Road No. 30 purposes. All corners are monumented by rebars and aluminum caps marked PS, INC. PLS 12103.

AND

The SE¼ of Section 16, Township 22 South, Range 48 West of the 6th P.M., Bent County, Colorado, EXCEPT beginning at the Southwest corner of said SE¼; thence N.0°00’33”W. (GPS bearings), 218.00 feet; thence N.89°42’51”E., 1287.58 feet; thence S.0°00’52”W., 218.00 feet to the South line of said Sec 16; thence S.89°42’51”W., 1287.49 feet to the Point of Beginning.

SUBJECT TO County Road No. 33 and County Road LL rights-of-way.

LEGAL DESCRIPTION FARM 48A - PASTURE SPLIT HIGH PLAINS A & M
A PORTION OF THE SOUTHEAST QUARTER OF SECTION 16, TOWNSHIP 22 SOUTH, RANGE 48 WEST OF THE 6™ P. M., BENT COUNTY, COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 16, FROM WHICH THE SOUTH QUARTER CORNER OF SAID SECTION BEARS, SOUTH 88°03'13" WEST, A DISTANCE OF 2655.57 FEET;
THENCE SOUTH 88*03'13” WEST ALONG THE SOUTH LINE OF SAID SECTION, A DISTANCE OF 30.00 FEET; THENCE NORTH 0le38'l8" WEST, A DISTANCE OF 30.00 FEET TO THE INTERSECTION OF THE NORTH RIGHT-OF-WAY LINE OF BENT COUNTY ROAD LL AND THE WEST RIGHT-OF-WAY LINE OF ROAD 33; THENCE SOUTH 88°03’13” WEST, A DISTANCE OF 1338.08 FEET TO THE WEST LINE OF A PROPERTY SHOWN ON A LAND SURVEY PLAT, RECORDED AT RECEPTION NUMBER 20021165 IN THE OFFICE OF THE BENT COUNTY CLERK AND RECORDER; THENCE NORTH 00°14’57" EAST, ALONG SAID WESTERLY LINE A DISTANCE OF 218.03 FEET; THENCE SOUTH 88°03’18” WEST ALONG THE SOUTHERLY BOUNDARY LINE OF THE PROPERTY SHOWN ON SAID PLAT, A DISTANCE OF 266.69 FEET; THENCE DEPARTING SAID SOUTHERLY BOUNDARY LINE, NORTH 00°16’05” WEST, A DISTANCE OF 465.32 FEET; THENCE NORTH 88°18’ 13” EAST, A DISTANCE OF 626.48 FEET; THENCE NORTH 00°53’32” WEST, A DISTANCE OF 900.70 FEET; THENCE NORTH 89°00’38" EAST, A DISTANCE OF 581.08 FEET; THENCE NORTH 01°55’42” WEST, A DISTNACE OF 1069.16 FEET TO THE NORTH LINE OF SAID SOUTHEAST QUARTER; THENCE NORTH 88°12’13” EAST ALONG SAID NORTH LINE, A DISTANCE OF 372.60 FEET; lUARE FEET, OR 52.25 ACRES. THENCE DEPARTING SAID NORTH LINE, SOUTH 01°38’18” EAST ALONG SAID WEST RIGHT- OF-WAY LINE OF ROAD 33, A DISTANCE OF 2639.33 FEET TO THE POINT OF BEGINNING. THE ABOVE DESCRIBED PARCEL CONTAINS 2,275,883

Farm #51 Legal Description

A tract of land lying in Bent County, Colorado in the SE¼ and the S½N½ of Section 15, Township 22 South, Range 51 West of the 6th P.M. and more particularly described as follows:

All of the SE¼ of said Sec 15

AND

Beginning at the Southwest corner of the S½N½ of said Sec 15 as monumented by aluminum cap properly marked PS, INC. PLS 12103; thence N.0°05’00”W. (bearings based on East line Sec 15 assumed S.0°06’46”E.) along the West line of said Sec 15, a distance of 476.46 feet to the centerline of the Fort Lyon Canal; thence following the centerline meanders of said Canal through the following six courses:

S.82°50’58”E., 370.67 feet; N.83°06’23”E., 981.29 feet; N.67°26’52”E., 502.95 feet;
N.70°58’18”E., 213.56 feet; N.89°01’36”E., 431.66 feet; N.76°36’00”E., 1074.70 feet;
thence departing canal S.33°38’35”E., 120.46 feet; thence S.87°35’56”E., 329.69 feet; thence S.82°39’38”E., 203.44 feet; thence S.56°59’58”E., 356.82 feet; thence S.3°03’26”E., 356.25 feet; thence S.89°25’13”E., 909.19 feet to the East line of said Sec 15; thence S.0°06’55”E., 377.39 feet to the Southeast corner of the S½N½ of said Sec 15; thence N.89°53’41”W., 5310.80 feet to the Point of Beginning.

All corners or offsets are monumented by rebar and aluminum cap stamped PS, INC. PLS 12103.

SUBJECT to the East 30.00 feet, the South 30.00 feet and the West 30.00 feet of said tract for County Road purposes.

Lori Spady Farm Legal Description

EXHIBIT A Parcel A: NW1/4 of Sec 21, T 22 S, R 51 W, of the 6th P.M. Excepting and Reserving to Grantor a tract of land being more particularly described as follows: Beginning at the Southwest corner of said NW1/4 as monumented by a 3/4“ rebar and 2-1/2" aluminum cap marked BRUNDAGE, PLS 30087 and considering the West line of said NW1/4, (as monumented by 3/4“ rebar and 3-1/4’ aluminum cap marked PLS 30087 at its North end), bearing N 0°03'27‘ W, with all other bearings contained herein being relative thereto; thence N 0°03'27" W, along the West line of said NW1/4, a distance of 809.00 feet to the TRUE POINT OF BEGINNING; thence continuing N 0°03’27" W, 414.44 feet; thence N 87°21'42“ E, 720.03 feet; thence S 0°10'03" W, 333.67 feet; thence S 80o59‘02" W, 726.86 feet to the True Point of Beginning. Subject to the West 30.00 feet of said tract for County Road 15 Right-of-Way purposes. Parcel B: A tract of land lying in the NW1/4 of Sec 28, T 22 S, R 51 W, of the 6th P.M., being more particularly described as follows: Beginning at the Northeast corner of said NW1/4 as monumented by a 3/4" rebar and a 2-1/2" aluminum cap marked BRUNDAGE. PLS 30087 and considering the East line of said NW1/4 (as monumented by a similar rebar and cap at its South end), bearing S 0°25'36" E, with all other bearings contained herein being relative thereto; thence S 0°25‘36" E, 2652.09 feet to the Southeast corner of said NW1/4; thence S 89°38'00“ W, along the South line of said NW1/4, a distance of 1126.85 feet; thence N 44°18'13“ W, 258.69 feet; thence N 53°50’08" W, 698.35 feet; thence N 33o49'0r W. 395.96 feet; thence N 18°05'53" W, 149.04 feet; thence N 1°01’32" W, 190.70 feet; thence N 11°32'32" E. 278.17 feet; thence N 20°29,13" E. 552.18 feet; thence N 29°08'55" E, 576.19 feet; thence N 88°45'46’ E, 231.17 feet; thence N 12°30*36’ E, 91.66 feet to a point on the North line of said NW1/4; thence N 89026'12’ E, 1341.16 feet to the point of beginning. TOGETHER WITH a strip of land 30.00 feet wide (15.00 feet each side of centerline) for access road easement purposes described as beginning at the Northwest corner of said NW1/4; thence S 5°54*51" E, 307.22 feet to a point on the East Right-of-Way line of County Road 15 and True Point of Easement Beginning; thence S 70°08'48" E, 185.71 feet; thence S 88°05'36" E, 274.61 feet; thence S 80°45'55" E, 358.06 feet to the terminus of said easemet centerline at a point on the Westerly line of the herein described tract. All Easement sidelines are intended to be extended or shortened to meet said country road line and the Westerly line of said tract. County of Bent State of Colorado